UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Acorda Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 15, 2020 (the “Annual Meeting”). 39,111,722 shares of the Company’s common stock, or 81.50% of the shares of the Company’s common stock issued and outstanding on the record date for the Annual Meeting, were present in person or represented by proxy at the Annual Meeting. Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final results of such voting:

Proposal One: Election of directors

As described in the Company’s 2020 Proxy Statement, the Company’s Board of Directors nominated three individuals to serve as Class III directors for a term to expire on the date of the Company’s 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  All of such nominees were elected by a plurality vote (and also received a majority vote, for purposes of the majority vote provisions of the Company’s Bylaws), as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ron Cohen, M.D.	23,947,303	3,095,971	12,068,448
Lorin J. Randall	23,567,806	3,475,468	12,068,448
Steven M. Rauscher	23,908,579	3,134,695	12,068,448

Proposal Two:  Nasdaq listing rule proposal

The Company’s stockholders approved, as required in accordance with Nasdaq Listing Rule 5635(d), the Company’s ability to settle conversions of, and make interest payments on, the Company’s 6% Convertible Senior Secured Notes due 2024 using shares of the Company’s common stock in excess of 19.99% of the number of outstanding shares of common stock, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,376,200	1,489,053	178,021	12,068,448

Proposal Three:  Authorized common stock increase proposal

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 370,000,000, by the following vote:

Votes For	Votes Against	Abstentions
31,694,288	6,236,371	1,181,063

Proposal Four:  Reverse stock split proposal

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of the Company’s common stock, with such ratio to be determined by the Company’s Board of Directors, at such time and date, if at all, as determined by the Company’s Board of Directors within one year after the conclusion of the 2020 Annual Meeting, by the following vote:

Votes For	Votes Against	Abstentions
32,509,887	5,368,198	1,233,637

Proposal Five:  Ratification of appointment of independent auditors

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020, by the following vote:

Votes For	Votes Against	Abstentions
38,110,763	707,782	293,177

Proposal Six: Advisory vote to approve named executive officer compensation

The Company’s stockholders voted, in an advisory, non-binding manner, to approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2020 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables (the “say-on-pay vote”).  The Company’s stockholders voted as follows to approve such executive compensation pursuant to the say-on-pay vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,518,695	3,240,657	283,922	12,068,448

Proposal Seven:  Adjournment proposal

The Company’s stockholders approved one or more adjournments of the 2020 Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies or in the absence of a quorum, by the following vote:

Votes For	Votes Against	Abstentions
32,265,506	4,946,423	1,899,793

Item 8.01	Other Events

In connection with stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 370,000,000 at the Company’s Annual Meeting of Stockholders on June 15, 2020, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on June 15, 2020 (the “Certificate of Amendment”). The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated June 15, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 16, 2020	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer